Exhibit 3.1

“A”

COMPANIES ACTS, 1963 to 2013

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM

and

ARTICLES OF ASSOCIATION

of

COVIDIEN PUBLIC LIMITED COMPANY

(As amended by Special Resolution dated 13 March 2012, 20 March 2013, 6 January 2015 and 28 January 2015)

Incorporated

A & L Goodbody

Solicitors

“A”

COMPANIES ACTS, 1963 to 2013

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

of

COVIDIEN PUBLIC LIMITED COMPANY

(As amended by Special Resolution dated 13 March 2012, 20 March 2013, 6 January 2015 and 28 January 2015)

1.	The name of the Company is Covidien public limited company.

2.	The Company is to be a public limited company.

3.	The objects for which the Company is established are:

(1)	(a) To carry on the business of a healthcare services development company operating in the healthcare field, and to design, manufacture, produce, supply and provide advanced surgical tools and supplies, sutures and wound care products, needles and syringes, diagnostic imaging agents, contrast media for diagnostic imaging, vascular therapy apparatus, respiratory devices, endomechanical, soft tissue repair, energy, oximetry and monitoring, airway and ventilation, vascular, SharpSafety and clinical care products, generic pharmaceuticals, active pharmaceutical ingredients and dosage pharmaceuticals and other devices or products of a surgical, pharmaceutical or medical character necessary or suitable for the proper treatment of sick or injured persons or patients and to carry on business as merchants of and dealers in, first aid appliances, medical and surgical accessories, hospital fittings and requisites, and in all accessories and supplies required for use in the treatment of and care of the sick and injured, and to buy, sell, manufacture and deal in all articles, goods, wares, materials and substances, and to construct, own, operate, manage, furnish and equip with all necessary conveniences, furniture and equipment hospitals, radiotherapy units, private hospitals, nursing homes, convalescent homes, crèches, hydropathic establishments and similar healthcare undertakings, with all suitable accommodation for the treatment and care of patients, and to do all things usually dealt in by persons carrying on the above mentioned businesses or any of them or likely to be required in connection with any of the said businesses.

(b)	To carry on the business of a holding company and to co-ordinate the administration, finances and activities of any subsidiary companies or associated companies, to do all lawful acts and things whatever that are necessary or convenient in carrying on the business of such a holding company and in particular to carry on in all its branches the business of a management services company, to act as managers and to direct or coordinate the management of other companies or of the business, property and estates of any company or person and to undertake and carry out all such services in connection therewith as may be deemed expedient by the Company’s board of directors and to exercise its powers as a shareholder of other companies.

(c) To acquire the entire issued share capital of Covidien Ltd., a Bermudan registered company.

(2)	To acquire shares, stocks, debentures, debenture stock, bonds, obligations and securities by original subscription, tender, purchase, exchange or otherwise and to subscribe for the same either conditionally or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incidental to the ownership thereof.

(3)	To facilitate and encourage the creation, issue or conversion of and to offer for public subscription debentures, debenture stocks, bonds, obligations, shares, stocks, and securities and to act as trustees in connection with any such securities and to take part in the conversion of business concerns and undertakings into companies.

(4)	To purchase or by any other means acquire any freehold, leasehold or other property and in particular lands, tenements and hereditaments of any tenure, whether subject or not to any charges or incumbrances, for any estate or interest whatever, and any rights, privileges or easements over or in respect of any property, and any buildings, factories, mills, works, wharves, roads, machinery, engines, plant, live and dead stock, barges, vessels or things, and any real or personal property or rights whatsoever which may be necessary for, or may conveniently be used with, or may enhance the value or property of the Company, and to hold or to sell, let, alienate, mortgage, charge or otherwise deal with all or any such freehold, leasehold, or other property, lands, tenements or hereditaments, rights, privileges or easements.

(5)	To sell or otherwise dispose of any of the property or investments of the Company.

(6)	To establish and contribute to any scheme for the purchase of shares in the Company to be held for the benefit of the Company’s employees and to lend or otherwise provide money to such schemes or the Company’s employees or the employees of any of its subsidiary or associated companies to enable them to purchase shares of the Company.

(7)	To grant, convey, transfer or otherwise dispose of any property or asset of the Company of whatever nature or tenure for such price, consideration, sum or other return whether equal to or less than the market value thereof and whether by way of gift or otherwise as the Directors shall deem fit and to grant any fee, farm grant or lease or to enter into any agreement for letting or hire of any such property or asset for a rent or return equal to or less than the market or rack rent therefor or at no rent and subject to or free from covenants and restrictions as the Directors shall deem appropriate.

(8)	To acquire and undertake the whole or any part of the business, good-will and assets of any person, firm or company carrying on or proposing to carry on any of the businesses which this Company is authorised to carry on, and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into any arrangement for sharing profits, or for co-operation, or for limiting competition or for mutual assistance with any such person, firm or company and to give or accept by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures, debenture stock or securities that may be agreed upon, and to hold and retain or sell, mortgage or deal with any shares, debentures, debenture stock or securities so received.

(9)	To apply for, purchase or otherwise acquire any patents, brevets d’invention, licences, concessions and the like conferring any exclusive or non-exclusive or limited rights to use or any secret or other information as to any invention which may seem capable of being used for any of the purposes of the Company or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop or grant licences in respect of or otherwise turn to account the property, rights or information so acquired.

(10)	To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person or company carrying on or engaged in or about to carry on or engage in any business or transaction which the Company is authorised to carry on or engage in or any business or transaction capable of being conducted so as directly to benefit this Company.

(11)	To invest and deal with the moneys of the Company not immediately required upon such securities and in such manner as may from time to time be determined.

(12)	To lend money to and guarantee the performance of the contracts or obligations of any company, firm or person, and the repayment of the capital and principal of, and dividends, interest or premiums payable on, any stock, shares and securities of any company, whether having objects similar to those of this Company or not, and to give all kinds of indemnities.

(13)	To engage in currency exchange and interest rate transactions including, but not limited to, dealings in foreign currency, spot and forward rate exchange contracts, futures, options, forward rate agreements, swaps, caps, floors, collars and any other foreign exchange or interest rate hedging arrangements and such other instruments as are similar to, or derived from, any of the foregoing whether for the purpose of making a profit or avoiding a loss or managing a currency or interest rate exposure or any other exposure or for any other purpose.

(14)	To guarantee, support or secure, whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (both present and future) and uncalled capital of the Company, or by both such methods, the performance of the obligations of, and the repayment or payment of the principal amounts of and premiums, interest and dividends on any securities of, any person, firm or company including (without prejudice to the generality of the foregoing) any company which is for the time being the Company’s holding company as defined by section 155 of the Companies Act, 1963 or a subsidiary as therein defined of any such holding company or otherwise associated with the Company in business.

(15)	To borrow or secure the payment of money in such manner as the Company shall think fit, and in particular by the issue of debentures, debenture stocks, bonds, obligations and securities of all kinds, either perpetual or terminable and either redeemable or otherwise and to secure the repayment of any money borrowed, raised or owing by trust deed, mortgage, charge, or lien upon the whole or any part of the Company’s property or assets (whether present or future) including its uncalled capital, and also by a similar trust deed, mortgage, charge or lien to secure and guarantee the performance by the Company of any obligation or liability it may undertake.

(16)	To draw, make, accept, endorse, discount, execute, negotiate and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.

(17)	To subscribe for, take, purchase or otherwise acquire and hold shares or other interests in, or securities of any other company having objects altogether or in part similar to those of this Company, or carrying on any business capable of being conducted so as directly or indirectly to benefit this Company.

(18)	To hold in trust as trustees or as nominees and to deal with, manage and turn to account, any real or personal property of any kind, and in particular shares, stocks, debentures, securities, policies, book debts, claims and chases in actions, lands, buildings, hereditaments, business concerns and undertakings, mortgages, charges, annuities, patents, licences, and any interest in real or personal property, and any claims against such property or against any person or company.

(19)	To constitute any trusts with a view to the issue of preferred and deferred or other special stocks or securities based on or representing any shares, stocks and other assets specifically appropriated for the purpose of any such trust and to settle and regulate and if thought fit to undertake and execute any such trusts and to issue, dispose of or hold any such preferred, deferred or other special stocks or securities.

(20)	To give any guarantee in relation to the payment of any debentures, debenture stock, bonds, obligations or securities and to guarantee the payment of interest thereon or of dividends on any stocks or shares of any company.

(21)	To construct, erect and maintain buildings, houses, flats, shops and all other works, erections, and things of any description whatsoever either upon the lands acquired by the Company or upon other lands and to hold, retain as investments or to sell, let, alienate, mortgage, charge or deal with all or any of the same and generally to alter, develop and improve the lands and other property of the Company.

(22)	To provide for the welfare of persons in the employment of or holding office under or formerly in the employment of or holding office under the Company including Directors and ex-Directors of the Company and the wives, widows and families, dependants or connections of such persons by grants of money, pensions or other payments and by forming and contributing to pension, provident or benefit funds or profit sharing or co-partnership schemes for the benefit of such persons and to form, subscribe to or otherwise aid charitable, benevolent, religious, scientific, national or other institutions, exhibitions or objects which shall have any moral or other claims to support or aid by the Company by reason of the locality of its operation or otherwise.

(23)	To remunerate by cash payments or allotment of shares or securities of the Company credited as fully paid up or otherwise any person or company for services rendered or to be rendered to the Company whether in the conduct or management of its business, or in placing or assisting to place or guaranteeing the placing of any of the shares of the Company’s capital, or any debentures or other securities of the Company or in or about the formation or promotion of the Company.

(24)	To enter into and carry into effect any arrangement for joint working in business or for sharing of profits or for amalgamation with any other company or association or any partnership or person carrying on any business within the objects of the Company.

(25)	To distribute in specie or otherwise as may be resolved, any assets of the Company among its members and in particular the shares, debentures or other securities of any other company belong g to this Company or of which this Company may have the power of disposing.

(26)	To vest any real or personal property, rights or interest acquired or belonging to the Company in any person or company on behalf of or for the benefit of the Company, and with or without any declared trust in favour of the Company.

(27)	To transact or carry on any business which may seem to be capable of being conveniently carried on in connection with any of these objects or calculated directly or indirectly to enhance the value of or facilitate the realisation of or render profitable any of the Company’s property or rights.

(28)	To accept stock or shares in or debentures, mortgages or securities of any other company in payment or part payment for any services rendered or for any sale made to or debt owing from any such company, whether such shares shall be wholly or partly paid up.

(29)	To pay all costs, charges and expenses incurred or sustained in or about the promotion and establishment of the Company or which the Company shall consider to be preliminary thereto and to issue shares as fully or in part paid up, and to pay out of the funds of the Company all brokerage and charges incidental thereto.

(30)	To procure the Company to be registered or recognised in any foreign country or in any colony or dependency of any such foreign country.

(31)	To do all or any of the matters hereby authorised in any part of the world or in conjunction with or as trustee or agent for any other company or person or by or through any factors, trustees or agents.

(32)	To make gifts or grant bonuses to the Directors or any other persons who are or have been in the employment of the Company including substitute and alternate directors.

(33)	To do all such other things that the Company may consider incidental or conducive to the attainment of the above objects or as are usually carried on in connection therewith.

(34)	To carry on any business which the Company may lawfully engage in and to do all such things incidental or conducive to the business of the Company.

(35)	To make or receive gifts by way of capital contribution or otherwise.

The objects set forth in any sub-clause of this clause shall be regarded as independent objects and shall not, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from the terms of any other sub-clause, or by the name of the Company. None of such sub-clauses or the objects therein specified or the powers thereby conferred shall be deemed subsidiary or auxiliary merely to the objects mentioned in the first sub-clause of this clause, but the Company shall have full power to exercise all or any of the powers conferred by any part of this cause in any part of the world notwithstanding that the business, property or acts proposed to be transacted, acquired or performed do not fall within the objects of the first sub-clause of this clause.

NOTE: It is hereby declared that the word “company” in this clause, except where used in reference to this Company shall be deemed to include any partnership or other body of persons whether incorporated or not incorporated and whether domiciled in Ireland or elsewhere and the intention is that the objects specified in each paragraph of this clause shall except where otherwise expressed in such paragraph be in no way limited or restricted by reference to or inference from the terms of any other paragraph.

4.	The liability of the members is limited.

5.	The share capital of the Company is €40,000 and US$225,002,000 divided into 40,000 ordinary shares of €1 each, 10,000 Dollar Deferred Shares of US$0.20, 1,000,000,000 ordinary shares of US$0.20 each and 125,000,000 preferred shares of US$0.20 each.

6.	The shares forming the capital, increased or reduced, may be increased or reduced and be divided into such classes and issued with any special rights, privileges and conditions or with such qualifications as regards preference, dividend, capital, voting or other special incidents, and be held upon such terms as may be attached thereto or as may from time to time be provided by the original or any substituted or amended articles of association and regulations of the Company for the time being, but so that where shares are issued with any preferential or special rights attached thereto such rights shall not be alterable otherwise than pursuant to the provisions of the Company’s articles of association for the time being.

We, the several persons whose names and addresses are subscribed, wish to be formed into a company in pursuance of this memorandum of association, and we agree to take the number of shares in the capital of the Company set opposite our respective names.

Names, addresses and descriptions of subscribers	Number of shares taken by each subscriber
For and on behalf of Fand Limited Arthur Cox Building Earlsfort Terrace Dublin 2	Thirty Nine Thousand, Nine Hundred and Ninety Four Ordinary Shares

For and on behalf of Attleborough Limited Arthur Cox Building Earlsfort Terrace Dublin 2	One Ordinary Share

For and on behalf of AC Administration Services Limited Arthur Cox Building Earlsfort Terrace Dublin 2	One Ordinary Share

Jacqueline McGowan-Smyth Arthur Cox Building Earlsfort Terrace Dublin 2 Chartered Secretary	One Ordinary Share

James Heary Arthur Cox Building Earlsfort Terrace Dublin 2 Chartered Accountant	One Ordinary Share

Richard Steen Arthur Cox Building Earlsfort Terrace Dublin 2 Solicitor	One Ordinary Share

Karol Corcoran Arthur Cox Building Earlsfort Terrace Dublin 2 Solicitor	One Ordinary Share

Dated the 14th day of January 2009

Witness to the above signatures:

“A”

COMPANIES ACTS, 1963 to 2013

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

COVIDIEN PUBLIC LIMITED COMPANY

(As amended by Special Resolution dated 13 March 2012, 20 March 2013, 6 January 2015 and 28 January 2015)

PRELIMINARY

1.	Table A: The regulations in Part I of Table A in the First Schedule to the Act (as amended by the Acts) with the exception of regulations 56, 57, 61, 75 and 110 to 112 will apply to the Company subject to the alterations herein contained and will, so far as not inconsistent with these presents, bind the Company and the shareholders.

2.	Definitions: In these articles, unless the context otherwise requires:

“Act” means the Companies Act 1963, as amended;

“the 1983 Act” means the Companies (Amendment) Act, 1983;

“the 1990 Act” means the Companies Act, 1990;

“the Acts” means the Companies Acts, 1963 to 2013;

“the Auditors” means the auditors or auditor for the time being of the company;

“Board” means the board of Directors for the time being of the Company;

“Company” means the above-named company;

“Ireland” means Ireland excluding Northern Ireland and all references in Table A to “the State” will be construed as meaning references to Ireland;

“Member” means a person who has agreed to become a Member of the Company and whose name is entered in the Register of Members as a registered holder of Shares;

“Ordinary Shares” means the ordinary shares of EUR€1.00 each and the ordinary shares of US$0.20 each;

“Redeemable Shares” means redeemable shares in accordance with section 206 of the 1990 Act;

“Register of Members” or “Register” means the register of Members of the Company maintained by or on behalf of the Company, in accordance with the Acts and includes (except where otherwise stated) any duplicate Register of Members;

“Share” and “Shares” means a share or shares in the capital of the Company; and

“Table A” means Table A in the First Schedule to the Act.

3.	Interpretation:

3.1.	All references in Table A to the Companies Acts, 1963 to 1983 will be construed as references to the Acts.

3.2.	Unless the contrary is clearly stated, reference to any section of any of the Acts is to such section as same may be amended, extended or re-enacted (whether before or after the date hereof) from time to time.

3.3.	Reference to any legislation or document includes that legislation or document as amended or supplemented from time to time.

3.4.	Unless the context otherwise requires, words importing the singular include the plural and vice versa, words importing the masculine include the feminine, and words importing persons include corporations.

3.5.	Headings are inserted for convenience only and do not affect the construction of these articles.

SHARE CAPITAL

4.	Capital Structure: The authorised share capital of the Company is €40,000 and US$225,002,000 divided into 40,000 ordinary shares of €1 each, 10,000 Dollar Deferred Shares of $0.20 each, 1,000,000,000 ordinary shares of US$0.20 each and 125,000,000 preferred shares of US$0.20 each.

5.	Directors’ Authority to Allot Shares: The directors are generally and unconditionally authorised to exercise all powers of the Company to allot relevant securities (as defined for the purposes of section 20 of the 1983 Act) up to an amount equal to the authorised but unissued share capital of the Company as at the date of adoption of these Articles, and such authority will expire five years from that date save that the Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the directors may allot relevant securities in pursuance of such offer or agreement as if the authority conferred hereby had not expired. Section 23(1) of the 1983 Act is hereby excluded in its application in relation to all allotments by the Company of equity securities as defined for the purposes of that section.

6.	Purchase of Own Shares: Subject to and in accordance with the provisions of the Acts, the Company may purchase its own shares (including any redeemable shares).

7.	Financial Assistance: The Company may give any form of financial assistance which is permitted by the Acts for the purpose of or in connection with a purchase or subscription made or to be made by any person of or for any shares in the Company or in the Company’s holding company and regulation 10 of Part I of Table A will be modified accordingly.

ORDINARY SHARES

8.	The rights and restrictions attaching to the Ordinary Shares shall be as follows:

8.1.	subject to the right of the Company to set record dates for the purposes of determining the identity of members entitled to notice of and/or to vote at a general meeting and any rules or regulations applicable to the conduct of any general meeting of the Company, the right to attend and speak at any general meeting of the Company and to exercise one vote per Ordinary Share held at any general meeting of the Company;

8.2.	the right to participate pro rata in all dividends declared by the Company with respect to the Ordinary Shares; and

8.3.	the right, in the event of the Company’s winding up, to participate pro rata with all other Ordinary Shares in the total assets of the Company.

9.	The rights attaching to the Ordinary Shares shall be subject to the terms of issue of any series or class of Preferred Shares allotted by the Directors from time to time in accordance with Article 15.

10.	All Ordinary Shares shall rank pari passu with each other in all respects.

DOLLAR DEFERRED SHARES

11.	The holders of the Dollar Deferred Shares shall not be entitled to receive any dividend or distribution and shall not be entitled to receive notice of, nor to attend, speak or vote at, any general meeting of the Company. On a return of assets, whether on liquidation or otherwise, the Dollar Deferred Shares shall entitle the holder thereof only to the repayment of the amounts paid up on such shares after repayment of the capital paid up on the Ordinary Shares plus the payment of $5,000,000 on each of the Ordinary Shares and the holders of the Dollar Deferred Shares (as such) shall not be entitled to any further participation in the assets or profits of the Company.

12.	The Company is deemed to have irrevocable authority to:

12.1.	to acquire all or any of the fully paid Dollar Deferred Shares otherwise than for valuable consideration in accordance with section 41(2) of the 1983 Act and without obtaining the sanction of the holders thereof;

12.2.	to appoint any person to execute on behalf of the holders of the Dollar Deferred Shares remaining in issue (if any) a transfer thereof and/or an agreement to transfer the same otherwise than for valuable consideration to the Company or to such other person as the Company may nominate;

12.3.	to cancel any acquired Dollar Deferred Shares; and

12.4.	pending such acquisition and/or transfer and/or cancellation, to retain the certificate (if any) for such Dollar Deferred Shares.

13.	In accordance with section 43(3) of the 1983 Act, the Company shall, not later than three (3) years after any acquisition by it of any Dollar Deferred Shares as aforesaid, cancel such shares (except those which, or any interest of the Company in which, it shall have previously disposed of) and reduce the amount of the share capital by the nominal value of the shares so cancelled and the Board may take such steps as are requisite to enable the Company to carry out its obligations under that subsection without complying with sections 72 and 73 of the 1963 Act, including passing resolutions in accordance with section 43(5) of the 1983 Act.

14.	Neither the acquisition by the Company otherwise than for valuable consideration of all or any of the Dollar Deferred Shares nor the redemption thereof nor the cancellation thereof by the Company in accordance with these Articles shall constitute a variation or abrogation of the rights or privileges attached to the Dollar Deferred Shares, and accordingly the Dollar Deferred Shares or any of them may be so acquired, redeemed and cancelled without any such consent or sanction on the part of the holders thereof. The rights conferred upon the holders of the Dollar Deferred Shares shall not be deemed to be varied or abrogated by the creation of further shares ranking in priority thereto or pari passu therewith.

PREFERRED SHARES

15.	The Directors are authorised to issue all or any of the authorised but unissued Preferred Shares from time to time in one or more classes or series, and to fix for each such class or series such voting power, full or limited, or no voting power, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Directors providing for the issuance of such class or series, including the authority to provide that any such class or series may be:

15.1.	redeemable at the option of the Company, or the holders, or both, with the manner of the redemption to be set by the Directors, and redeemable at such time or times, including upon a fixed date, and at such price or prices;

15.2.	entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes of Shares or any other series;

15.3.	entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Company; or

15.4.	convertible into, or exchangeable for, Shares of any other class or classes of Shares, or of any other series of the same or any other class or classes of Shares, of the Company at such price or prices or at such rates of exchange and with such adjustments as the Directors determine, which rights and restrictions may be as stated in such resolution or resolutions of the Directors as determined by them in accordance with this Article 15. The Directors may at any time before the allotment of any Preferred Share by further resolution in any way amend the designations, preferences, rights, qualifications, limitations or restrictions, or vary or revoke the designations of such Preferred Shares.

16.	The rights conferred upon the holder of any pre-existing Shares in the share capital of the Company shall be deemed not to be varied by the creation, issue and allotment of Preferred Shares in accordance with Article 15.

TRANSFER OF SHARES

17.	The instrument of transfer of a fully paid up share need not be signed by or on behalf of the transferee and regulation 22 of Part I of Table A will be modified accordingly.

REDEMPTION AND REPURCHASE OF SHARES

18.	Subject to the provisions of Part XI of the 1990 Act and the other provisions of this Article 18, the Company may:

18.1.	pursuant to section 207 of the 1990 Act, issue any Shares of the Company which are to be redeemed or are liable to be redeemed at the option of the Company or the Member on such terms and in such manner as may be determined by the Company in general meeting (by special resolution) on the recommendation of the Board;

18.2.	redeem Shares of the Company on such terms as may be contained in, or be determined pursuant to the provisions of, these Articles. Subject as aforesaid, the Company may cancel any Shares so redeemed or may hold them as treasury shares (as defined by section 209 of the 1990 Act) and re-issue such treasury shares as Shares of any class or classes or cancel them;

18.3.	subject to or in accordance with the provisions of the Companies Acts and without prejudice to any relevant special rights attached to any class of Shares, pursuant to section 211 of the 1990 Act, purchase any of its own Shares (including any Redeemable Shares and without any obligation to purchase on any pro rata basis as between Members or Members of the same class) and may cancel any Shares so purchased or hold them as treasury shares (as defined by section 209 of the 1990 Act) and may re-issue any such Shares as Shares of any class or classes or cancel them; or

18.4.	pursuant to section 210 of the 1990 Act, convert any of its Shares into Redeemable Shares provided that the total number of Shares which shall be redeemable pursuant to this authority shall not exceed the limit in section 210(4) of the 1990 Act. No resolution of Members, whether special or otherwise, shall be required to be passed to convert any of the Company’s Shares into Redeemable Shares.

19.	The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Companies Acts.

20.	The holder of the Shares being redeemed or purchased shall be bound to deliver up to the Company at its registered office or such other place as the Board shall specify, the certificate(s) (if any) thereof for cancellation and thereupon the Company shall pay to him or her the purchase or redemption monies or consideration in respect thereof.

VARIATION OF RIGHTS OF SHARES

21.	Without prejudice to the authority conferred on the Directors pursuant to Article 15 to issue Preferred Shares in the capital of the Company, if at any time the share capital of the Company is divided into different classes or series of Shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the Shares of that class or series) may be varied or abrogated with the consent in writing of the holders of a majority of the issued Shares of that class or series entitled to vote on such variation or abrogation, or with the sanction of an Ordinary Resolution passed at a general meeting of the holders of the Shares of that class or series.

22.	The provisions of these Articles relating to general meetings of the Company shall apply mutatis mutandis to every such general meeting of the holders of one class or series of Shares except that the necessary quorum shall be one or more persons holding or representing by proxy at least a majority of the issued Shares of the class or series.

23.	The rights conferred upon the holders of the Shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class or series, be deemed to be varied by (i) the creation or issue of further Shares ranking pari passu therewith; (ii) a purchase or redemption by the Company of its own Shares; or (iii) the creation or issue for value (as determined by the Board) of further Shares ranking as regards participation in the profits or assets of the Company or otherwise in priority to them.

GENERAL MEETINGS

24.	General Meetings outside Ireland: Annual general meetings shall be held in Ireland unless in respect of any particular meeting either all the members entitled to attend and vote at such meeting consent in writing to its being held elsewhere or a resolution providing that it be held elsewhere has been passed at the preceding annual general meeting. Extraordinary general meetings may be held in or outside Ireland. Regulation 47 of Part I of Table A will not apply and regulation 50 will be construed as if the words “within the State” were deleted therefrom.

25.	Auditors’ Requisition: An extraordinary general meeting shall be convened upon the requisition of the Auditors under the circumstances described in section 186 of the 1990 Act, as well as upon the requisition described in regulation 50 of Part I of Table A.

PROCEEDINGS AT GENERAL MEETINGS

26.	Proxies: In regulation 70 of Part I of Table A the words “not less than 48 hours before the time for holding” and “not less than 48 hours before the time appointed for” will be deleted and there shall be substituted therefor the words “before the commencement of” on both occasions.

27.	Poll: A poll may be demanded at any general meeting by any member present in person or by proxy who is entitled to vote thereat and regulation 59 of Part I of Table A will be modified accordingly.

VOTES OF MEMBERS

28.	For so long as:

28.1.	the Company holds shares as treasury shares; or

28.2.	any subsidiary of the Company holds shares in the Company

the Company or the subsidiary as the case may be shall not exercise any voting rights in respect of the shares and regulations 63 to 73 of Part I of Table A will be modified accordingly.

RESOLUTIONS OF MEMBERS IN WRITING

29.	Subject to provisions of the Acts, a resolution in writing signed by all the members for the time being entitled to attend and vote on such resolution at a general meeting (or being bodies corporate by their duly authorised representatives) will be as valid and effective for all purposes as if the resolution had been passed at a general meeting of the Company duly convened and held and, if described as a special resolution, will be deemed to be a special resolution within the meaning of the Acts, and such resolution may consist of one document or two or more documents to the same effect each signed by one or more members.

DIRECTORS

30.	Number of Directors: The Company will have not less than two directors. Regulation 75 of Part I of Table A will not apply.

31.	No Share Qualification: A director or alternate director will not be required to hold any shares in the Company by way of qualification, and regulation 77 of Part I of Table A will not apply.

32.	Directors’ Right to Attend Meetings: A director who is not a member of the company will nevertheless be entitled to receive notice of, attend and speak at any general meeting or separate meeting of the holders of any class of shares, and regulation 136 of Part I of Table A will be modified accordingly.

POWERS AND DUTIES OF DIRECTORS

33.	Powers to Borrow and Grant Security: The directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and, subject to section 20 of the 1983 Act, to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party. Regulation 79 of Part I of Table A will not apply.

34.	Interests in Contracts: The obligations of a director to disclose the nature of his interest in any contract or proposed contract with the Company will apply equally to any shadow director who shall declare his interest in the manner prescribed by section 27(3) of the 1990 Act.

35.

Directors’ Contracts: No contract will be entered into by the Company for the employment of, or the provision of services by, a director or a director of a holding company of the Company containing a term to which section 28 of the 1990 Act applies without obtaining the approval provided for in that section, and regulation 85 of Part I of Table A will be modified accordingly.

DISQUALIFICATION OF DIRECTORS

36.	The office of director will be ipso facto vacated if the director:

36.1.	becomes prohibited from being a director of the company by reason of any declaration or order made under section 150 or 160 of the 1990 Act; or

36.2.	is removed from office by notice in writing served upon him signed by all his co-directors as well as under the circumstances described in regulation 91 of Part I of Table A.

ROTATION AND RE-ELECTION

37.	The directors will not retire at the first annual general meeting or by rotation, or require to be re-elected in general meeting following appointment by the directors. Regulations 92 to 100 inclusive of Part I of Table A will be modified accordingly.

PROCEEDINGS OF DIRECTORS

38.	Committees of Directors: The meetings and proceedings of any committee formed by the directors will be governed by the provisions of these articles regulating the meetings and proceedings of directors so far as the same are applicable and are not superseded by any regulations imposed on such committee by the directors.

39.	Alternate Directors:

40.	Any director may from time to time appoint any person to be his alternate. The alternate will be entitled to attend and vote at any meeting of the directors at which the appointer is not personally present and, in the absence of the appointer, to exercise all the powers, rights, duties and authorities of the appointer as a director (other than the right to appoint an alternate hereunder), but will not be entitled to be remunerated otherwise than out of the fees of the appointer. Any appointment under this Article shall be effected by notice in writing given by the appointer to the Secretary. Any appointment so made may be revoked at any time by the appointer by notice in writing given by the appointer to the Secretary, and an alternate’s appointment will ipso facto come to an end if for any reason the appointer ceases to be a director.

41.	An alternate may exercise all the powers, rights, duties and authorities of the director appointing him (other than the right to appoint an alternate hereunder).

42.	A person may act as an alternate for more than one director and while he is so acting will be entitled to a separate vote for each director he is representing and, if he is himself a director, his vote or votes as an alternate will be in addition to his own vote. An alternate will be counted for the purpose of reckoning whether a quorum is present at any meeting attended by him at which he is entitled to vote, but where he is himself a director or is the alternate of more than one director he will only be counted once for such purpose.

43.	Resolutions of Directors and Committees at Electronic Board Meetings:

44.	All or any of the directors, or of the members of a Committee, can take part in a meeting of the directors, or of a Committee as the case may be, by the use of conference telephone, video-

conferencing or other telecommunications equipment designed to allow all persons participating to hear each other speak (an “Electronic Meeting”).

45.	A person taking part in this way will be counted as being present at the meeting, and an Electronic Meeting will be considered to be a meeting of directors, or of a Committee as the case may be, for the purpose of passing resolutions but not for doing any other act or thing which, under specific requirements of the Acts, must be done at a meeting of directors.

46.	The provisions of these regulations, in so far as they relate to the summoning of meetings of directors or of Committees, the appointment and powers of a chairman, the transaction of business, alternates, quorum, voting, adjournment and the keeping of minutes, will apply to an Electronic Meeting as if it were a meeting of directors, or of a Committee as the case may be, at which all those taking part were in the physical presence of each other.

47.	Resolutions in Writing: A resolution in writing signed by each director (or his alternate) will be as valid as if it had been passed at a meeting of the directors duly convened and held. A resolution in writing signed by each member of a Committee (or, in the case of a director, his alternate) will be as valid as if it had been passed at a meeting of that Committee duly convened and held. Such a resolution may consist of one document or two or more documents to the same effect each signed by one or more of the signatories.

EXECUTIVE DIRECTORS

48.	The directors may from time to time appoint one or more of themselves to be managing director or any other category of executive director for such period and on such terms as to remuneration or otherwise as they think fit, and, subject to the terms of any agreement entered into in any particular case, may revoke such appointment. Regulations 110 and 111 of Part I of Table A will not apply and regulation 112 will apply to all executive directors as it applies to a managing director.

49.	In addition to the Directors and the Secretary, the Company may have such officers as the Company or the board of directors may from time to time determine with such powers as may be delegated to them by the Company or the board of directors.

THE SEAL

50.	Every instrument to which the Seal has been affixed shall be signed by any person who shall be either a Director or the Secretary or some other person authorised by the Board, either generally or specifically, for the purpose. An alternate who is not also a director will be entitled to sign or countersign an instrument to which the seal is affixed as if he were the director who appointed him, and Regulation 115 of Part I of Table A will be modified accordingly.

ACCOUNTS

51.	The Company will comply with the provisions of the acts and all other relevant legislation with regard to accounts, and regulations 125 to 129 of Part I of Table A will be modified accordingly.

CAPITALISATION OF PROFITS

52.	The reference in regulation 130 to section 64 of the Act will be construed as a reference to section 207 of the 1990 Act.

AUDITORS

53.	The Auditors will be appointed and removed and their rights and duties regulated in accordance with the Acts. The Auditors will be entitled to attend any general meeting and to receive all notices of, and other communications relating to, any general meeting which any member is entitled to receive, and to be heard on any part of the business which concerns them as auditors. Regulation 132 of Part I of Table A will not apply.

NOTICES

54.	A notice to be given by the Company to any person entitled to receive it (the “Addressee”) shall be in writing and may be given to the Addressee personally, delivered or posted (properly addressed and prepaid) to his registered address or transmitted by telecopier to any telecopier number which the Addressee may have furnished to the Company for the purpose. A notice given in a manner referred to in this Article will be deemed to be given as follows:

55.	if given to the Addressee personally or delivered, when so given or delivered;

56.	if posted, in the case of the notice of a meeting, 24 hours after posting or, in any other case, at the time at which the letter would be delivered in the ordinary course of post; or

57.	if transmitted by telecopier, when so transmitted provided the correct code or telecopier number is received on the transmission report.

Regulation 133 of Table A will not apply.

INDEMNITY

58.	Subject to the Acts, every director, managing director, agent, auditor, secretary and other officer for the time being of the Company shall be indemnified out of the assets of the Company against any liability incurred by him in defending any proceedings, whether civil or criminal, in relation to his acts while acting in such office, in which judgment is given in his favour or in which he is acquitted or in connection with any application under section 391 of the Act in which relief is granted to him by the court. Regulation 138 of Part I of Table A will not apply.

Names, addresses and descriptions of subscribers
For and on behalf of Fand Limited Arthur Cox Building Earlsfort Terrace Dublin 2

For and on behalf of Attleborough Limited Arthur Cox Building Earlsfort Terrace Dublin 2

For and on behalf of AC Administration Services Limited Arthur Cox Building Earlsfort Terrace Dublin 2

Jacqueline McGowan-Smyth Arthur Cox Building Earlsfort Terrace Dublin 2 Chartered Secretary

James Heary Arthur Cox Building Earlsfort Terrace Dublin 2 Chartered Accountant

Richard Steen Arthur Cox Building Earlsfort Terrace Dublin 2 Solicitor

Karol Corcoran Arthur Cox Building Earlsfort Terrace Dublin 2 Solicitor